TRIANGLE PETROLEUM ANNOUNCES COMMENCEMENT OF OPERATED DRILLING PROGRAM, FORMATION OF ROCKPILE ENERGY SERVICES, LLC AND ADDITION TO BOARD OF DIRECTORS

DENVER, COLORADO  –  October 17, 2011  –  Triangle Petroleum Corporation (“Triangle” or the “Company” ) (AMEX:TPLM), today announced the commencement of its first operated well in McKenzie County, North Dakota, targeting the Middle Bakken Shale. Triangle also announced the formation of RockPile Energy Services, LLC, a newly created entity focused on providing pressure pumping and ancillary services in the Williston Basin, as well as the addition of Mr. Gus Halas to the Board of Directors of Triangle (the “Board”). Triangle is a high-growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin in North Dakota and Montana.

Commencement of Operated Drilling Program

On October 6, 2011, Triangle commenced drilling operations for its first operated well, the Dwyer #150-101-21-16-1H, located in McKenzie County, North Dakota. The well will target the Middle Bakken formation, with a planned 9,500’ horizontal lateral and a 30 stage completion. Triangle has a 56 percent working interest in the Dwyer well.

“Spudding our first operated well is an important milestone in the progress of our organization,” said Dr. Peter Hill, Chief Executive Officer of Triangle. “Building Triangle’s operational team and capacity has been a core focus for the last 12 months. Our operated drilling program will rapidly accelerate the development of our reserve base, with corresponding growth in production and cash flow.”  Dr. Hill continued, “The Dwyer well is located in a geologically de-risked area of the Rough Rider play. We have participated in a number of non-operated wells in the immediate area with very strong initial production rates.”

Triangle will focus its drilling efforts for the first 12 months of its current 1-rig program on the development of acreage located in Williams and McKenzie counties, North Dakota. Triangle has received a permit for its second operated well, the Larson 149-100-9-4-1H, also located in McKenzie County, North Dakota.

Formation of RockPile Energy Services

Triangle also announced the formation of RockPile Energy Services, LLC (“RockPile”), a majority owned subsidiary focused on providing pressure pumping and ancillary services in the Williston Basin. RockPile will be headquartered in Denver, Colorado, with field operations in both Dickinson and Williston, North Dakota.

RockPile has received commitments for a $24 million Series A 6% Convertible Preferred Unit offering, with Triangle subscribing for $20 million, giving Triangle an 83 percent interest in the Series A Units. Proceeds from the Series A offering will be used to purchase equipment for one pressure pumping spread, to build a rail-based proppant receiving terminal located in Dickinson, North Dakota, and for general and corporate purposes.

RockPile has appointed Mr. Curt Dacar as its Chief Operating Officer. Mr. Dacar, originally from Dickinson, North Dakota, spent nearly 32 years with Schlumberger, where he was involved in all aspects of the management of the pressure pumping value chain. Most recently, Mr. Dacar worked with Occidental Petroleum Corporation in its Williston Basin completions program. RockPile is also currently interviewing candidates for additional key roles.

RockPile anticipates the commencement of its pressure pumping operations in mid-2012. RockPile and Triangle USA Petroleum, a wholly owned operating subsidiary of Triangle, have entered into an agreement for the use of 50 percent of the pumping capacity of the first spread, based on prevailing market rates. RockPile will seek third party customers as it expands operations and will consider additional pressure pumping spreads based on customer demand and sourcing additional capital.

“Rock Pile is an exciting venture, with the potential to generate substantial revenue and profits in the Williston Basin,” said Mr. Jonathan Samuels, President and Chief Financial Officer of Triangle. “With the North Dakota and Montana rig count nearing 200, the Basin is on track to drill in excess of 2,200 wells per year. Completion costs account for approximately two thirds of total well costs, and availability of pumping and ancillary services is very tight, particularly for the smaller operator. It’s an $8 to $10 billion dollar industry in the Bakken, and margins are very high.” Mr. Samuels continued, “Based on our current operated capital budget through the end of 2012, we already plan to spend over $25 million net to our interest on pressure pumping services. As a consumer of pressure pumping services, this venture will greatly enhance the returns from our operated drilling program. It will provide Triangle stockholders with a solid competitive advantage, surety of supply, efficiency and a significant potential profit center”.

Triangle will fund its $20 million commitment through cash on hand, as part of its previously announced $30 million infrastructure budget. RockPile is calling half of its $24 million capital commitment today, with the remaining 50 percent due upon the delivery of the first spread in the second quarter of 2012.

Addition to Board of Directors

Today, Triangle also announced that the Board has increased its size from five to six directors. Upon the recommendation of the Nominating and Corporate Governance committees of the Board, Mr. Gus Halas was appointed as a new director.

Mr. Halas has been Chief Executive Officer and President of Central Garden & Pet Company since April 2011. Previously, Mr. Halas was Chief Executive Officer and President of T-3 Energy Services, Inc. from 2003 through 2009 and also served as Chairman of the Board of Directors from 2004 to 2009. Prior to joining T-3 Energy Services, Mr. Halas served as the President at Ingersoll Dresser's Pump Services Group. Mr. Halas has also held leadership positions at Sulzer Industries, Inc. and has been a Director of Aquilex Corporation. Mr. Halas is currently a Member of the Advisory Board of White Deer Energy, a Houston based private equity firm. Mr. Halas received a BS in both Physics and Economics from Virginia Tech.

“Gus Halas brings to Triangle's Board a wealth of direct experience in the oil services sector,” said Dr. Hill. “We believe he will also improve our governance and oversight as we expand our core business and develop RockPile into a profit center that will also greatly improve the efficiency of our operated drilling program.”

About Triangle

Triangle (AMEX:TPLM) is a high-growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 75,000 net acres in the Williston Basin and approximately 475,000 gross acres (413,000 net acres) in the Windsor Block of Nova Scotia. For more information, visit Triangle’s Web site at www.trianglepetroleum.com.

Forward-looking Statements Disclosure

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended January 31, 2011. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements

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